UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2026

ADVANCED DRAINAGE SYSTEMS, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware		001-36557	51-0105665
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

4024 Green Stripe Lane			43026
Hilliard,	Ohio
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone Number, Including Area Code: (800) 733-7473
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WMS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure
Pricing of 5.375% Senior Notes due 2034
On February 12, 2026, Advanced Drainage Systems, Inc. (the “Company”) issued a press release announcing that it had priced a private offering (the “Private Offering”) of $500 million aggregate principal amount of 5.375% senior unsecured notes due 2034 (the “Notes”). The Private Offering is expected to close on February 27, 2026, subject to customary closing conditions. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The Company intends to use the net proceeds from the Private Offering, together with the proceeds of the term loan “B” portion of its existing senior secured credit facility, to refinance the outstanding balance under the existing senior secured credit facility and redeem all of the Company’s outstanding 2027 Notes (as defined below), with the balance for general corporate purposes.
Redemption of 5.000% Senior Notes due 2027
On February 12, 2026, following the pricing of the Notes offering, the Company elected to exercise its optional redemption rights to redeem all of its outstanding 5.000% Senior Notes due 2027 (the “2027 Notes”) in the original aggregate principal amount of $350,000,000 and instructed U.S. Bank Trust Company, National Association, as trustee under the indenture governing the 2027 Notes, to issue a conditional notice of redemption to registered holders of the 2027 Notes. The date fixed for the redemption of the 2027 Notes is February 27, 2026 (the “Redemption Date”).
The 2027 Notes will be redeemed at a redemption price equal to 100% of the principal amount of the 2027 Notes plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.
The Company’s obligation to redeem the 2027 Notes and pay the redemption price on the Redemption Date is conditioned on the receipt by the Company of amounts necessary to effect the redemption with the proceeds from the issuance and sale of debt securities (in one or more series) on terms and conditions satisfactory to the Company in the Company’s sole discretion.
The foregoing does not constitute a notice of redemption with respect to the 2027 Notes.
The information in Item 7.01 on this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”).
The information filed in this Form 8-K pursuant to Item 7.01, including the information contained in Exhibit 99.1 is neither an offer to sell nor a solicitation of an offer to buy any of the Notes in the Private Offering.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits
The following exhibits are being furnished as part of this report:

99.1	Press Release, dated February 12, 2026, issued by Advanced Drainage Systems, Inc. regarding pricing of senior notes offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: February 12, 2026	By:	/s/ Scott A. Cottrill
	Name:	Scott A. Cottrill
	Title:	EVP, CFO & Secretary